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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of National Insurance Group and Subsidiaries on Form S-8 (File No. 33-52356) of our report dated February 9, 1996, on our audits of the consolidated financial statements and financial statement schedules of National Insurance Group and Subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, appearing in and incorporated by reference in the National Insurance Group Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


/s/ Coopers & Lybrand L.L.P.
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San Francisco, California
May 29, 1996